Exhibit 99.1

SUNGEVITY, INC. TO BECOME PUBLIC COMPANY

THROUGH MERGER AGREEMENT WITH EASTERLY ACQUISITION CORP.

--Easterly Validates Disruptive, Technology-Driven Business Model--

--Provides Additional Access to Capital for Continued Growth and Equity Investment Pathway to the Accelerating Solar Adoption Curve--

Boston, MA, Oakland, CA, and New York, NY – June 29, 2016 – Sungevity, Inc. (“Sungevity”), a technology-driven solutions provider, offering exceptional service and choice to residential and commercial solar energy customers, and Easterly Acquisition Corp. (“Easterly”) (NASDAQ: EACQ) today announced that they have entered into a definitive merger agreement. This transaction is expected significantly to enhance Sungevity’s competitive position, accelerate its strategic development and cement its long-term growth opportunity.

Pursuant to the transaction, which is subject to customary closing conditions and approval by Easterly and Sungevity stockholders, all of the outstanding equity and convertible debt of Sungevity will be converted into shares of Easterly common stock. Upon completion of the transaction Easterly will change its name to Sungevity Holdings, Inc. (“Sungevity Holdings”) and will trade on the NASDAQ stock exchange under the ticker symbol SGVT.

Sungevity’s management team will remain with Sungevity Holdings under the leadership of current Chief Executive Officer and Co-Founder, Andrew Birch. Sungevity Holdings’ board of directors will be composed of members from the current boards of both Easterly and Sungevity.

“We believe the partnership between Sungevity and Easterly will further establish Sungevity as a well-capitalized innovator in its accelerating market,” said Darrell Crate, Chairman of Easterly. “We will provide leverage to the strong management team in building channel partnerships to drive value to the approximately 88,000,000 households that are forecast to save on monthly bills through going solar by 2020. Sungevity makes solar simple, and now will provide public investors the opportunity to gain exposure to the accelerating growth of the solar adoption curve. We believe that our merger with Sungevity will accelerate the pace of its growth and create superior value for our shareholders.”

Sungevity helps homeowners and businesses in the U.S. and Europe reduce their cost of electricity through the sale of clean energy systems. The company focuses on high-value business components in-house, including software development and customer relationship management, and outsources functions requiring significant investment in assets to a curated ecosystem of lead generators, resellers, installers, financiers and supply chain partners. The result is an asset-light, sustainable business model that is scalable, thrives on relatively modest levels of capital and enables a path to profitability and cash flow generation. This stands in sharp contrast to the capital-intensive, asset-driven and vertically integrated model now ubiquitously deployed in today’s downstream solar market.

“We have always considered ourselves to be the ‘disruptor’ within a disruptive industry,” said Andrew Birch, Sungevity’s Co-Founder and Chief Executive Officer. “Easterly’s management has a track record of bringing innovative, growing companies to public shareholders and we expect that our merger will enhance our ability to innovate and grow as we strive to provide the highest customer experience to our expanding customer base.”

Sungevity Business Model Highlights

•	In-house focus on value-added services: proprietary software development, design & engineering, quality control and customer-service.
•	End-to-end customer solutions through a network of best-in-class third parties for asset-intensive functions: hardware, installation and project finance.
•	Encourages system purchase, but offers all finance options for loan, lease, or power purchase agreement.
•	Asset-light business model with relatively modest working capital needs, designed to enable path to sustainable profitability and strong cash flow.
•	Has grown deployments at a compound annual growth rate of 76 percent over five years.

Key Transaction Terms

Under the terms of the definitive agreements for the transaction, at closing, the following will occur:

•	Sungevity’s existing stockholders will roll over all of their existing equity into Sungevity Holdings and, together with Sungevity’s management, retain approximately 58.8 percent ownership, assuming no redemptions by Easterly’s stockholders.
•	It is estimated that the $200 million contained in Easterly’s trust account, less fees and expenses and amounts distributed upon redemption of shares of Easterly common stock, will be used following the closing by Sungevity for its business operations and will remain on its balance sheet.
•	The anticipated initial implied market capitalization, including fees and expenses, is estimated to be approximately $607 million, assuming no redemptions by Easterly stockholders.

The transaction has been unanimously approved by both boards of directors of Easterly and Sungevity, and is expected to close in the third or fourth quarter of 2016, subject to all requisite regulatory approvals, approval of the stockholders of each of Easterly and Sungevity, and other customary conditions, including Easterly having available cash of at least $75 million. The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive merger agreement relating to the transaction, a copy of which will be filed by Easterly as an exhibit to a Current Report on Form 8-K.

Hogan Lovells US LLP provided legal counsel to Easterly and Orrick, Herrington & Sutcliffe LLP acted as counsel to Sungevity.

About Sungevity

Sungevity, Inc. is a technology-driven solutions provider, offering exceptional service and choice to residential and commercial solar energy customers. Sungevity’s asset-light business model focuses on value-added in-house services for software platform development, project management and customer experience; this focus is enabled by a strong, scalable network of third-party providers for asset-intensive and/or lower margin provision of hardware, installation services and financing. Sungevity’s disruptive and competitive model delivers greater value directly to customers and, for stockholders, captures immediate financial value at the time of sale.

About Easterly LLC

Easterly LLC is an asset management firm that develops engaged partnerships with innovative, growth-oriented companies.  Easterly’s core expertise is in acting as a principal to grow business platforms. Easterly enhances businesses as a partner through capital formation, corporate development, and strategic implementation activities.  Easterly’s principals have a proven track record of delivering outperformance to both public and private investors across a variety of sectors.

About Easterly Acquisition Corp.

Easterly Acquisition Corp. is a Special Purpose Acquisition Company sponsored by Easterly Acquisition Sponsor, LLC, an affiliate of Easterly LLC, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. Easterly Acquisition Corp. completed its initial public offering in August 2015, raising $200 million in cash proceeds. Easterly Acquisition Corp.’s officers and certain of its directors are affiliated with Easterly LLC.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements may relate to the proposed business combination between Easterly and Sungevity and any other statements relating to future results, strategy and plans of Easterly and Sungevity (including certain projections and business trends, and statements which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”). Forward-looking statements are based on the opinions and estimates of management of Easterly or Sungevity, as the case may be, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. For Sungevity, these risks and uncertainties include, but are not limited to, its revenues and operating performance, general economic conditions, industry trends, legislation or regulatory requirements affecting the business in which it is engaged, management of growth, its business strategy and plans, fluctuations in customer demand, the result of future financing efforts and its dependence on key personnel. For Easterly, factors include, but are not limited to, the successful combination of Easterly with Sungevity’s business, the ability to retain key personnel and the ability to achieve stockholder and regulatory approvals and to successfully close the transaction. Additional information on these and other factors that may cause actual results and Easterly’s performance to differ materially is included in Easterly’s periodic reports filed with the SEC, including but not limited to Easterly’s Form 10-K for the year ended December 31, 2015 and subsequent Forms 10-Q. Copies may be obtained by contacting Easterly or the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Easterly undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to sell or purchase, nor the solicitation of an offer to buy or sell any securities, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information about the Transaction and Where to Find It

This communication relates to a proposed business combination between Easterly and Sungevity and may be deemed to be solicitation material in respect of the proposed business combination between Easterly and Sungevity. The proposed business combination will be submitted to the respective stockholders of Easterly and Sungevity for their approval. In connection with the proposed business combination, Easterly intends to file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 and joint proxy/consent solicitation statement/prospectus forming a part thereof. This communication is not a substitute for the registration statement and joint proxy/consent solicitation statement/prospectus that Easterly will file with the SEC or any other documents that Sungevity or Easterly may file with the SEC or send to stockholders in connection with the proposed transaction. The registration statement and joint proxy/consent solicitation statement/prospectus will contain important information about Easterly, Sungevity, the proposed business combination and related matters.  Investors and security holders are urged to read the registration statement and joint proxy/consent solicitation statement/prospectus carefully when they are available.

A copy of the definitive joint proxy/consent statement/prospectus when available will be sent to all stockholders of Easterly and Sungevity seeking the required stockholder approvals. Investors and stockholders will be able to obtain free copies of the registration statement and joint proxy/consent solicitation statement/prospectus and other documents filed with the SEC by Easterly through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the registration statement and joint proxy/consent solicitation statement/prospectus, once it is filed, from Easterly by accessing Easterly’s website at www.easterlyacquisition.com.

Participants in Solicitation

Easterly and Sungevity, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of Easterly stockholders in respect of the proposed business combination. Information about the directors and executive officers of Easterly is set forth in Easterly’s Form 10-K for the year ended December 31, 2015. Information about the directors and officers of Sungevity and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, will be set forth in Easterly’s registration statement on Form S-4 and joint proxy/consent solicitation statement/prospectus. Investors may obtain additional information about the interests of such participants by reading such registration statement and joint proxy/consent solicitation statement/prospectus when it becomes available.

Contacts:

Sungevity	Public Relations	Easterly Investor Relations

John Ordoña	Connie Hubbell	James Palczynski
Sungevity, Inc.	The Hubbell Group, Inc.	ICR, Inc.
(510) 496-5673	(781) 878-8882 (office)	(203) 247-2095
jordona@sungevity.com	(617) 529-3700 (cell)	jp@icrinc.com
hubbell@hubbellgroup.com

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